AMENDED SCHEDULE A
                              DATED MARCH 9, 2017
                     TO THE ADVISORS' INNER CIRCLE FUND III
                               DISTRIBUTION PLAN
                              DATED MAY 15, 2014,
                            AS AMENDED AND RESTATED
                                 MARCH 3, 2015

     Pursuant to Section 1 of the Plan and subject to any limitations imposed by Rule 2830 of the NASD's Conduct Rules, distribution fees for the following Fund(s), and/or classes thereof, shall not exceed the amounts listed below:

Fund                                                 Class of Shares       Fee
Fiera Capital Diversified Alternatives Fund          Investor              0.25%
Knights of Columbus Core Bond Fund                   Investor              0.25%
Knights of Columbus Limited Duration Bond Fund       Investor              0.25%
Knights of Columbus Large Cap Growth Fund            Investor              0.25%
Knights of Columbus Large Cap Value Fund             Investor              0.25%
Knights of Columbus Small Cap Equity Fund            Investor              0.25%
Knights of Columbus International Equity Fund        Investor              0.25%
SGA International Equity Fund                        Investor              0.25%
SGA International Small Cap Equity Fund              Investor              0.25%
SGA International Equity Plus Fund                   Investor              0.25%
SGA Global Equity Fund                               Investor              0.25%
RWC Global Emerging Equity Fund                      Class N               0.25%
BNP Paribas AM Absolute Return Fixed Income Fund     Retail                0.25%
BNP Paribas AM Global Inflation-Linked Bond Fund     Retail                0.25%
BNP Paribas AM Emerging Markets Debt Fund            Retail                0.25%
BNP Paribas AM Emerging Markets Equity Fund          Retail                0.25%
BNP Paribas AM MBS Fund                              Retail                0.25%
BNP Paribas AM U.S. Small Cap Equity Fund            Retail                0.25%
MFG Low Carbon Global Fund                           Class Y Shares        0.25%
MFG Infrastructure Fund                              Class Y Shares        0.25%